EXHIBIT 24

POWER OF ATTORNEY OF DIRECTORS OF

UNUMPROVIDENT CORPORATION

The undersigned directors of UnumProvident Corporation, a Delaware Corporation, which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the year ended December 31, 2005 each hereby constitutes and appoints Charles L. Glick, or Susan N. Roth, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to do any and all acts and things and execute, for him/her and in his/her name, place and stead, said form and any and all amendments thereto and to file the same, with all exhibits thereto, and any and all such other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has each executed this Power of Attorney as of March 2, 2006.

/s/ Jon S. Fossel	/s/ A.S. MacMillan, Jr.
Jon S. Fossel	A.S. MacMillan, Jr.

/s/ Pamela H. Godwin	/s/ Edward J. Muhl
Pamela H. Godwin	Edward J. Muhl

/s/ Ronald E. Goldsberry	/s/ Michael J. Passarella
Ronald E. Goldsberry	Michael J. Passarella

/s/ Thomas Kinser	/s/ C. William Pollard
Thomas Kinser	C. William Pollard

/s/ Gloria C. Larson	/s/ William J. Ryan
Gloria C. Larson	William J. Ryan

/s/ Hugh O. Maclellan, Jr.	/s/ Thomas R. Watjen
Hugh O. Maclellan, Jr.	Thomas R. Watjen